UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2018, Universal Health Services, Inc. (the “Company”) executed an Increased Facility Activation Notice – Incremental Term Loans (the “Activation Notice”) as contemplated by its Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012, May 16, 2013, August 7, 2014, June 7, 2016 and October 23, 2018, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto (the “Senior Credit Facility”). The Activation Notice is effective on October 31, 2018.

The Activation Notice provides for, among other things, certain lenders identified in the Activation Notice agreeing to provide an incremental seven-year Tranche B term loan facility under the Senior Credit Facility in the aggregate principal amount of $500 million. The Tranche B term loans, will at the Company’s option be in the form of Eurodollar Loans, which bear interest at a rate of LIBOR plus 1.75% per annum, or ABR Loans, which bear interest at a rate of ABR (as defined in the Senior Credit Facility) plus 0.75% per annum.  The Company intends to use the proceeds to repay borrowings  under the Revolving Facility (as defined in the Senior Credit Facility) and borrowings under the Receivables Financing (as defined in the Senior Credit Facility), to redeem its 3.750% Senior Secured Notes due 2019 (the “Notes”) and for general corporate purposes. In connection with the redemption of the Notes, the Company provided the trustee of the Notes with notice of the Company’s intent to effect the redemption on November 26, 2018.

The foregoing description of the Activation Notice is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Activation Notice, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The obligations of the Company and the Subsidiary Guarantors (as defined in the Senior Credit Facility) under the Activation Notice are secured.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1

Increased Facility Activation Notice – Incremental Term Loans, dated as of  October 31, 2018, to the Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012, May 16, 2013, August 7, 2014, June 7, 2016 and October 23, 2018, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

Exhibit Index

Exhibit No.	Exhibit Description

10.1

Increased Facility Activation Notice – Incremental Term Loans, dated as of  October 31, 2018, to the Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012, May 16, 2013, August 7, 2014, June 7, 2016 and October 23, 2018, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: November 2, 2018